EXHIBIT 10.2



                                                  INLAND/PGP

              ASSIGNMENT AND ASSUMPTION AGREEMENT,
                FIRST AMENDMENT TO LOAN AGREEMENT,
                  AND CONFIRMATION OF DOCUMENTS

     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT, FIRST AMENDMENT TO LOAN AGREEMENT AND CONFIRMATION OF DOCUMENTS (this "Agreement") is made and entered into as of the 19th day of September, 1995, among INLAND RESOURCES INC., a Washington corporation, with an address of 475 - 17th Street, Suite 1500, Denver, Colorado 80202 ("Inland"), PETROGLYPH GAS PARTNERS, L.P., a Delaware limited partnership, with an address of 6209 N. Highway 61, Hutchinson, Kansas 67504 ("PGP"), and JOINT ENERGY DEVELOPMENT INVESTMENTS LIMITED PARTNERSHIP, a Delaware limited partnership, with an address of 1400 Smith Street, Houston, Texas 77002 ("Lender").

                             Recitals

     A. Inland and Lender entered into that certain Loan Agreement dated August 24, 1994 (the "Inland Loan Agreement"), relating to a loan from Lender to Inland of up to $7,500,000, or such lesser amount as permitted in the Loan Agreement (the "Inland Loan"). The Inland Loan is evidenced by the following:
Production Note dated August 24, 1994 (the "Inland Production Note") in the face amount of $1,500,000; and Development Note dated August 24, 1994 (the "Inland Development Note") in the face amount of $6,000,000. The Inland Production Note and the Inland Development Note are collectively referred to herein as the "Inland Notes". All capitalized terms used herein that are not otherwise defined herein shall have the meanings set forth for such terms in the Inland Loan Agreement.

     B. The Inland Loan Agreement and the Inland Notes are secured by the following: (1) Deed of Trust, Mortgage, Security Agreement, Assignment of Production and Proceeds, Financing Statement and Fixture Filing dated
August 24, 1994 (the "Inland Deed of Trust"), from Inland to David H. Little, Esq., as Trustee, for the benefit of Lender; and (2) Security Agreement dated August 24, 1994 (the "Inland Security Agreement"), from Inland to Lender, covering that certain Swap Agreement dated August 4, 1994 and confirmations thereunder (the "Inland/ERMS Swap Agreement"), between Inland and Enron Risk Management Services Corp., now Enron Capital & Trade Resources Corp. ("ERMS"). As a material inducement to Lender to make the Inland Loan, Inland also executed the following: (x) Assignment of Overriding Royalty Interest dated August 24, 1994 (the "Inland Override"), whereby Inland granted Lender an overriding royalty interest as more particularly described therein; and (y) an ISDA Master Agreement (Price Protection Agreement) dated August 24, 1994 and confirmations thereunder (the "Inland Price Protection Agreement") between Inland and Lender. The Inland/ERMS Swap Agreement, the Inland Price Protection Agreement, and the Inland Security Agreement are collectively referred to herein as the "Inland Swap and Security Documents". The Inland Loan Agreement, Inland Notes, Inland Deed of Trust and Inland Override, together with any other document or agreement executed in connection with any of the foregoing (excluding the Inland Swap and Security Documents), are collectively referred to herein as the "Inland Documents".

     C. PGP and Lender entered into that certain Loan Agreement dated August 24, 1994 (the "PGP Loan Agreement"), relating to a loan from Lender to PGP of up to $7,500,000, or such lesser amount as permitted in the Loan Agreement (the "PGP Loan"). The PGP Loan is evidenced by the following:
Production Note dated August 24, 1994 (the "PGP Production Note") in the face amount of $1,500,000; and Development Note dated August 24, 1994 (the "PGP Development Note") in the face amount of $6,000,000. The PGP Production Note and the PGP Development Note are collectively referred to herein as the "PGP Notes".

                                1
     D. The PGP Loan Agreement and the PGP Notes are secured by the following: (1) Deed of Trust, Mortgage, Security Agreement, Assignment of Production and Proceeds, Financing Statement and Fixture Filing dated
August 24, 1994 (the "PGP Deed of Trust"), from PGP to David H. Little, Esq., as Trustee, for the benefit of Lender; and (2) Security Agreement dated
August 24, 1994 (the "PGP Security Agreement"), from PGP to Lender, covering that certain Swap Agreement dated August 4, 1994, between PGP and ERMS and confirmations thereunder. As a material inducement to Lender to make the PGP Loan, PGP also executed the following: (x) Assignment of Overriding Royalty Interest dated August 24, 1994 (the "PGP Override"), whereby PGP granted Lender an overriding royalty interest as more particularly described therein; and (y) an ISDA Master Agreement (Price Protection Agreement) dated August 24, 1994 and confirmations thereunder (the "PGP Price Protection Agreement") between PGP and Lender. The PGP Loan Agreement, PGP Notes, PGP Deed of Trust, PGP Security Agreement, PGP Override, and PGP Price Protection Agreement, together with any other document or agreement executed in connection with any of the foregoing, are collectively referred to herein as the "PGP Documents".

     E. The Inland Deed of Trust encumbers Inland's interests in certain oil and gas leases and other property located in Duchesne County, Utah (the "Inland Interests"). The PGP Deed of Trust encumbers PGP's interests in the same oil and gas leases and other property as the Inland Interests (the "PGP Interests").

     F. Inland and PGP have entered into an Asset Purchase and Sale Agreement dated effective as of July 1, 1995 (the "Purchase and Sale Agreement"), whereby Inland has agreed to sell and PGP has agreed to buy, inter alia, the Inland Interests. Part of the consideration for the transfer of the Inland Interests is PGP's assumption of the obligations under the Inland Documents.

     G. As a material inducement to obtain Lender's consent to the transaction contemplated by the Purchase and Sale Agreement, Inland and PGP have agreed to the terms and conditions set forth in this Agreement. Capitalized terms not otherwise defined herein shall be as defined in the Inland Loan Agreement.

                            Agreement

     NOW, THEREFORE, in exchange for the mutual covenants and agreements set forth below, the sufficiency of which are hereby acknowledged by each party hereto, Inland, PGP, and Lender hereby agree as follows:

     1. Assignment and Assumption. Inland hereby conveys, transfers, and assigns to PGP all of Inland's rights, debts, duties, and obligations in, to and under the Inland Documents. PGP hereby assumes and agrees to discharge all of Inland's rights, debts, duties, and obligations in and to the Inland Documents. PGP covenants and agrees that it will not suffer or permit any default to occur under the Inland Documents, but will faithfully observe and perform all of the conditions, covenants, and requirements thereof in accordance with the terms of the Inland Documents and this Agreement.

      2. Consent. Lender hereby consents to the transfer of the Inland Interests from Inland to PGP, and the assignment by Inland and assumption by PGP of the Inland Documents and the obligations thereunder, and the assignment to be made pursuant to paragraph 6(b) below by Inland and the assumption by PGP of the Inland Price Protection Agreement. By a Consent executed as of the date hereof, and attached hereto, ERMS has consented to the assignment to be made pursuant to paragraph 6(b) below by Inland and the assumption by PGP of the Inland Price Protection Agreement by Inland and the assumption by PGP of the Inland/ERMS Swap Agreement and the Inland/ERMS Hedges (as such term is defined below), all as more fully set forth in this Agreement.
                                2

      3. No Release. Inland expressly agrees and acknowledges that Inland shall continue to be obligated under the Inland Documents with respect to its own acts and omissions, pursuant to the provisions of section 8.13 of the Inland Loan Agreement, occurring prior to the date hereof; provided, however, that if any of the requests for required consents, waivers and approvals from a governmental entity referred to in Section 1.11 of the Purchase and Sale Agreement are denied relating to any of the Collateral, then the provisions of this sentence shall relate to all acts or omissions of Inland regardless of when they occurred. Notwithstanding the foregoing, nothing contained in this Agreement or otherwise shall be construed as altering in any way the limited recourse provisions of the Inland Documents.

      4. Amendment to Inland Loan Agreement. The Inland Loan Agreement is hereby amended as follows:

          (a) "Borrower". The term "Borrower" in the Inland Loan Agreement shall be deemed to mean Inland prior to the date of this Agreement, and PGP from and after the date of this Agreement; provided, however, that references to "Borrower" when describing the parties to a document or merger shall continue to refer to Inland, e.g., in the definition of "Deed of Trust", the references to "Borrower" in the fourth line shall continue to refer to Inland; provided, further, that if any requests for required consents, waivers and approvals from a governmental entity referred to in Section 1.11 of the Purchase and Sale Agreement are denied relating to any of the Collateral, then the term "Borrower" shall be deemed to mean both Inland and PGP unless and until PGP reassigns all of the Inland Interests to Inland in accordance with the Purchase and Sale Agreement, at which time "Borrower" in each of the Inland Documents shall be deemed to refer to Inland only.

          (b) Section 6.1(b). Section 6.1(b) is hereby amended by inserting "(ii)" before the phrase "The Borrower" at the beginning of Section 6.1(b), and by adding the following clause at the beginning of Section 6.1(b):

               "(i) An "Event of Default" (as that term is defined in the PGP Loan Agreement) shall have occurred and is continuing; or"

          (c) Section 5.7. Section 5.7 is hereby amended in its entirety to read as follows:

               "5.7 Net Worth. The Borrower will not permit its consolidated net worth to be less than $2.0 million at any time."

          (d) Section 8.1. Section 8.1 is hereby amended to add an address for notice purposes for PGP, as the Borrower from and after the date of this Agreement, as follows:

          "Petroglyph Gas Partners, L.P.
            P.O. Box 1839
            Hutchinson, Kansas  67504-1839
            Attention:  Mr. Robert C. Murdock
            Fax:  (316) 665-8577"

          (e) Section 8.11. The last sentence of Section 8.11 is hereby amended in its entirety effective as of August 24, 1994, to read as follows:

               "The parties agree that this Agreement, the Notes and the rights and obligations of the parties in connection with the loan transactions evidenced in part by this Agreement shall be construed in accordance with and governed by the internal laws of the State of Colorado, without regard to its principles of conflict of laws."

          (f) Section 8.23. Section 8.23 is hereby amended as of the date hereof to read in its entirety as follows:
                                3

               "8.23 [Intentionally Left Blank]"

     5. Assumption of Inland Notes. PGP hereby assumes and agrees to discharge all of Inland's rights, debts, duties, and obligations under each of the Inland Notes, and the term "Borrower" in each of the Inland Notes shall be deemed to refer to PGP from and after the date of this Agreement. References to the "Loan Agreement" in each of the Inland Notes shall be deemed to refer to the Loan Agreement as it may be amended from time to time, including, without limitation, as it may be amended by this Agreement; provided, however, that if any requests for required consents, waivers and approvals from a governmental entity referred to in Section 1.11 of the Purchase and Sale Agreement are denied relating to any of the Collateral, then the term "Borrower" shall be deemed to mean both Inland and PGP unless and until PGP reassigns all of the Inland Interests to Inland in accordance with the Purchase and Sale Agreement, at which time "Borrower" in each of the Inland Documents shall be deemed to refer to Inland only.

     6. The Inland Swap and Security Documents. PGP and Inland hereby agree as follows:

          (a) Amendment to Inland Security Agreement. The Inland Security Agreement is hereby amended so that references to the "Loan Agreement" shall be deemed to refer to the Loan Agreement as it may be amended from time to time, including, without limitation, as it may be amended by this Agreement.

          (b) The Swap Transactions. Inland and ERMS have a consummated trade evidenced by a Swap Agreement (Collar) dated August 4, 1994, Contract No. C00601.0 (the "Inland/ERMS Hedge") in connection with the Inland Loan Agreement. Inland and Lender have consummated a trade (the "Inland/Lender Hedge"), evidenced by a Confirmation dated August 26, 1994, Contract
No. I00001 (the "Confirmation"), under the Inland Price Protection agreement in connection with the Inland Loan Agreement. Pursuant to separate Assignment and Assumption Agreements dated as of the date hereof, one for each of the Inland/ERMS Hedge and one for the Inland/Lender Hedge, Inland has assigned all its rights, duties and obligations under such Inland/ERMS Hedge and the Confirmation to PGP and PGP has assumed such.

     7. Confirmation of Documents. Inland and PGP hereby acknowledge and agree as follows:

          (a) Confirmation of Documents. The agreements and obligations of Inland and PGP under the Inland Documents and the Inland Swap and Security Documents, as they may be amended by this Agreement, are hereby renewed, reaffirmed, and ratified.

          (b) No Extension of Maturity Date. Inland and PGP acknowledge and confirm that the final maturity date for the Inland Notes is December 31, 1995. Inland and PGP also acknowledge and confirm that Lender has advised Inland and PGP that Lender will not make any further advances under either of the Inland Notes or the Inland Loan Agreement, and Inland and PGP consent and agree thereto.

          (c) Additional Documents. Inland, PGP, or both will execute such other documents as Lender may reasonably request in connection with carrying out the intent of any of the Inland Documents (the "Additional Documents").

     8. Limited Waiver. (a) Lender has agreed to waive and does hereby waive its right through October 13, 1995 to declare an Event of Default as a result of Borrower's failure to be in compliance with the provisions of
Section 5.9 of the Inland Loan Agreement for all monthly reports due on or before September 15, 1995 (relating to the period ending with July 1995). Lender retains the right to declare a default at any time after October 13,

                                4
1995 if the monthly report of Monthly Net Cash Flow that was provided September 15, 1995 (for May, June and July 1995) or any monthly report due thereafter, does not satisfy the requirements of Section 5.9 of the Inland Loan Agreement, after taking into account the 30-day period to cure any deficiency by making an equity contribution to the Project. On or before October 13, 1995, Borrower shall have either (i) made a cash contribution to the Project in the amount of at least $114,804.34 in order to bring the September 15, 1995 monthly report into compliance, or (ii) provide to Lender a revised Monthly Net Cash Flow report in the form of Exhibit F to the PGP Loan Agreement for the Reporting Month ending July 1995 (which report shall be dated as of September 15, 1995) showing an equity contribution to the Project in an amount at least equal to $114,804.34, together with a certificate of PGP certifying as to its equity contribution in accordance with the provisions of
Section 5.9 of the PGP Loan Agreement and evidence of such equity contribution satisfactory to Lender. Such contribution shall be evidenced by Borrower's deposit of such sum in its segregated bank account at Sunflower Bank, N.A. and described in Section 5.14(e) of the PGP Loan Agreement. Such cash contribution shall be used only in accordance with the provisions of Section
5.14 of the Inland Loan Agreement. Inland and PGP hereby acknowledge and agree that Lender's waiver in this paragraph shall in no event result in a waiver of any defaults in existence under Section 5.9 after October 13, 1995, nor shall this waiver in any event be construed as affecting any of Lenders' other rights or remedies under the Inland Documents.

          (b) Lender hereby agrees to release from the lien of the Deed of Trust the following: (i) State of Utah Mineral Lease No. 43538 insofar and only insofar as it covers the following described land: all of Section 2, T. 9 S., R. 15 E., S.L.B. & M., and (ii) the 1978 Ford LT9000 Tandem "Water Truck" (VIN U902UAK0069), and Lender agrees to waive its right to require Inland or PGP to mortgage its interest in the Ashley Federal Unit located in Duchesne County, Utah and located in Sections 1, 2, 3, 10-15 and 22-27 of T. 9 S., R. 15 E., S.L.M.

          (c) The foregoing waivers shall be effective solely with respect to the matters described above and is not a waiver of any other term or condition of the Inland Loan Agreement or of any other event or transaction, known or unknown. Except as expressly waived hereby, all of the provisions of the Inland Loan Agreement shall continue to be, and shall remain, in full force and effect in accordance with their terms.

     9. Waiver. Inland and PGP by this Agreement, for themselves and their respective successors and assigns, do hereby ACQUIT, QUITCLAIM, RELEASE, SETTLE, AND DISCHARGE, (this "release") Lender, Enron Capital & Trade Resources Corp., Enron Capital Corp., Enron Risk Management Services Corp. (now Enron Capital & Trade Resources Corp.), and all officers, directors, employees and agents of any of the foregoing (collectively, the "Released Parties) of and from any and all claims, demands, cause or causes of action, at law or in equity, whether statutory, contractual, or in tort, as well as any other kind or character of action, whether known or unknown, past, present, or future, now held, or owned, or possessed, by Inland or PGP or both, in whole or in part, or which Inland or PGP or both may hold or claim to hold, for or on account of or growing out of, related to, or concerning, whether directly or indirectly, proximately or remotely, any and all matters and dealings of any nature whatsoever between Inland, PGP or both and any of the Released Parties and relating to the Inland Documents, the Inland Swap and Security Documents, this Agreement, and the Additional Documents, provided, however, that this release shall apply only with respect to events or conduct which occurred prior to the date hereof; and provided further, this release shall not affect or impair any obligation of Lender to make payments under the terms of the Inland Price Protection Agreement or the obligation of ERMS to make payments under the terms of the Inland/ERMS Swap Agreement. Without limiting the foregoing, this release shall include the following matters:

                                5
          This Agreement, the Inland Documents, the Inland  Swap and
Security Documents, the Additional Documents, and all other documents entered into in connection herewith, and all other documents entered into in connection with any of the foregoing (all of the foregoing agreements are hereafter referred to as the "Agreements"), and the negotiations between Inland, PGP, or both and any of the Released Parties and the decisions by any of the Released Parties as to whether or not to advance additional funds under the Inland Documents.

     Except as limited hereinabove, the release is intended to release all liability of any character claimed for damages, of any type or nature, for injunctive or other relief, for attorney's fees, interests or any other liability whatsoever, whether statutory, or contract, or tort in character, or of any other nature or character, now or henceforth in any way related to any and all matters and dealings of any nature whatsoever asserted or assertable by Inland, PGP, or both against any of the Released Parties, including, without limitation, any loss, cost, or damage in connection with, or based upon, any breach of fiduciary duty, breach of any duty of fair dealing or good faith, breach of confidence, breach of funding commitment, breach of any other duty or obligation, breach of any statutory right, usury, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, violations of the Racketeer Influenced and Corrupt Organization Act, intentional or negligent infliction of mental distress, tortious interference with contractual relations or other prospective business advantage, breach of contract, deceptive trade practices, libel, slander, conspiracy, or any other cause of action.

     Inland and PGP each hereby certify that in respect of this release each such party is not relying on any statement, representation, warranty, covenant, or agreement by any of the Released Parties except to the extent set forth herein and in the other documents executed in connection with this Agreement. Inland and PGP understand and agree that this is a full, final, and complete release, and agree that this release may be pleaded as an absolute and final bar and defense to any or all suit or suits pending or which may hereafter by filed or prosecuted by Inland, PGP, or both in respect of any of the matters released hereby, and that no recovery on account of the matters described herein may hereafter be had for anyone whomsoever, and that the consideration given for this release is not an admission of liability and that neither Inland nor PGP nor those claiming under any of such parties will ever claim that it is.

     10. Representations and Warranties. Inland and PGP each hereby represent and warrant with respect to itself as follows:

          (a) Existence. Inland is a corporation duly organized, legally existing, and in good standing under the laws of the State of Washington, and is duly qualified as a foreign corporation to do business in the States of Colorado and Utah. PGP is a limited partnership, duly organized, legally existing, and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign limited partnership in the States of Kansas and Utah.

          (b) Authorization. Inland has all necessary corporate power and authority to execute, deliver, and perform its obligations under this Agreement and the Additional Documents, and the execution, delivery, and performance by Inland of this Agreement and the Additional Documents has been duly authorized by all necessary corporate action. PGP has all necessary partnership power and authority to execute, deliver, and perform its obligations under this Agreement and the Additional Documents, and the execution, delivery, and performance by PGP of this Agreement and the Additional Documents has been duly authorized by all necessary partnership action.

                                6
          (c) Binding Obligations. This Agreement and the Additional Documents constitute the legal, valid and binding obligations of both Inland and PGP enforceable in accordance with their terms (except that enforcement may be subject to any applicable bankruptcy, insolvency, or similar laws generally affecting the enforcement of creditors' rights).

          (d) No Legal Bar or Resultant Lien. The execution, delivery, and performance by Inland and PGP of this Agreement and the Additional Documents do not and will not violate any provisions of their respective organizational documents, or any contract, agreement, instrument, or Governmental Requirement to which each is a party or is subject, or result in the creation or imposition of any Lien upon any Properties of Inland or PGP, other than those provided for in this Agreement or the Additional Documents.

          (e) No Consent. The execution, delivery, and performance by Inland and PGP of this Agreement and the Additional Documents does not require the consent or approval of any other Person which has not been obtained, including without limitation any regulatory authority or governmental body of the United States of America or any state thereof, or any political subdivision of the United States of America or any state thereof, or any tribal authority.

          (f) Purchase and Sale Agreement. Attached hereto as Exhibit A is a true, correct and complete copy of the Purchase and Sale Agreement, and there are no amendments or waivers relating to the Purchase and Sale Agreement except as included in Exhibit A.

     11. Conditions Precedent. The agreements and amendments provided for in this Agreement shall not become effective until Lender has received the following:

          (a)  A counterpart hereof duly executed by each of Inland and PGP;

          (b) A counterpart of the executed Assignment, Bill of Sale and Conveyance and Assumption of Lien dated effective as of July 1, 1995 (the "Assignment") from Inland to PGP and relating, in part, to the Collateral, together with evidence satisfactory to the Lender that the transactions provided for in the Purchase and Sale Agreement have been consummated;

          (c) An opinion of Morris, Laing, Evans, Brock & Kennedy, Chartered, counsel for PGP in form and substance acceptable to Lender and covering such matters as may be requested by Lender;

          (d) Copies of the letters-in-lieu of transfer and division orders to be provided by Inland pursuant to Section 1.8 of the Purchase and Sale Agreement;

          (e) Copies of title opinions or other evidence of Inland's title to be provided pursuant to Section 1.10 of the Purchase and Sale Agreement; and

          (f) Payment by PGP of Lender's fees and expenses incurred in connection with the negotiation, preparation and execution of this Agreement and the Additional Documents and all documents and agreements executed in connection with any of the foregoing, and one-half of the environmental fees pursuant to an invoice dated August 30, 1994, up to the total amount of $16,000; provided, however, that the $16,000 cap shall not apply to fees and expenses incurred by Lender in connection with the Inland Loan after the execution of this Agreement.


                                7


     12.  Conditions Subsequent.

          (a) If any of the requests for required consents, waivers and approvals from a governmental entity referred to in Section 1.11 of the Purchase and Sale Agreement are denied relating to any of the Collateral,

               (i) Inland and PGP agree to take whatever action is necessary or advisable, in Lender's sole judgement, for such party within a practicable amount of time, but in no event later than thirty (30) days after the date of such denial: (A) to protect and perfect Lender's lien and security interest granted under the Inland Documents, including without limitation the Inland Deed of Trust and the Inland Security Agreement, and
(B) to have the owner of all or any portion of the Collateral assume and confirm its obligations under the Inland Documents with respect to such portion of the Collateral.

               (ii) Lender agrees to reasonably cooperate with PGP and Inland to effect the following: (A) an assignment by PGP and an assumption by Inland, on terms and conditions reasonably satisfactory to Lender, of the Inland Documents, the Inland/Lender Hedge (including without limitation the Confirmation), the Inland/ERMS Hedge, and the Inland Security Agreement, in order to effectively reverse the provisions of paragraphs 1, 5 and 6(b) of this Agreement; and (B) an amendment or amendments to the Inland Documents to effectively delete the changes made in paragraph 4(a), (b), (c), (d) and (f) of this Agreement, and return the sections of the Inland Documents affected by those changes to their form immediately prior to execution of this Agreement; provided, that the agreement of Lender shall not be enforceable unless and until PGP has reassigned title to all of the Inland Interests to Inland in accordance with the terms of the Purchase and Sale Agreement.

          (b) If any of the requests for required consents, waivers and approvals from a governmental entity referred to in Section 1.11 of the Purchase and Sale Agreement are denied relating to any of the Collateral, or if either Inland or PGP fails to comply with the provisions of paragraph 12(a) within the time period specified therein, Lender shall also have the right to declare an Event of Default under the Inland Documents if, in Lender's judgement, the effect of the occurrence of such condition may cause a Material Adverse Property Effect (as applied to either Inland or PGP).

          (c) PGP shall provide a written report to Lender by the 5th day of each month, commencing October 15, 1995, as to the status of the approvals and other conditions subsequent referred to in Section 1.11 of the Purchase and Sale Agreement, including without limitation, status of the approval of the Assignment by the Bureau of Indian Affairs until all such approvals and other conditions subsequent have been satisfied.

          (d) PGP hereby agrees within thirty days from the date hereof to do each of the following:

               (i) Grant a lien on and security interest in all oil and gas leases and other lands or in interests acquired at any time by PGP in the Project Area, including, without limitation, the interests being acquired by PGP from Inland pursuant to the Purchase and Sale Agreement, to or for the benefit of Lender, such grant to be in form and substance acceptable to
Lender:

               (ii) Provide Lender with sufficient information to satisfy Lender regarding any discrepancies in the Net Revenue Interests ("NRI") between the NRI shown in the Deed of Trust and the NRI shown in the Purchase and Sale Agreement for the same lease or other property;


                                8

               (iii) Execute and deliver an amendment to the Deed of Trust to correct the discrepancies in the lease descriptions in the Deed of Trust from the description in the Purchase and Sale Agreement, together with any other discrepancies or errors that are subsequently identified;

               (iv) Provide Lender with one or more opinions as to the due execution, authorization, and enforceability of the amendment to the Deed of Trust and the grant of a lien and security interest pursuant to clauses (i) and (iii) above, together with such other matters as Lender may reasonably require, provided, however, that Lender shall not require opinions as to title to any of the interests so encumbered pursuant to clause (i) above, except as may otherwise be permitted under the terms of the Inland Loan Agreement at a future time.

          (e) Payment by PGP of $125,000 on or before November 1, 1995, to be applied to repayment of principal on the Inland Loan, in consideration of Lender's agreement to release Collateral as set forth in paragraph 8(b) above.

     13. Amendment and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by PGP and the Lender. Any waiver shall be effective only in the specific instance and for the specific purpose for which given.

     14. Successors and Assigns. All covenants and agreements contained by or on behalf of Inland or PGP under this Agreement shall bind their respective successors and assigns and shall inure to the benefit of the Lender and its successors and assigns. Neither Inland nor PGP, however, shall have the right to assign their respective rights under this Agreement or any interest herein without the prior written consent of the Lender. The Lender may, without the consent of either Inland or PGP, sell, assign, transfer, pledge, grant a security interest in, and grant participations in all or any portion of its interest under this Agreement, but the Lender agrees that at all times the Lender or an Affiliate of Enron Corp. will have and exercise the decision-making responsibility for making future advances on the Inland Notes without the prior written consent of PGP.

     15. Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Colorado (without regard to principles of conflict of laws).

     16. Counterparts. This Agreement may be executed in two or more counterparts, and its shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused the Agreement to be duly executed as of the date first above written.

INLAND RESOURCES INC.,
 a Washington corporation


By:   Kyle R. Miller
     President





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PETROGLYPH GAS PARTNERS, L.P.,
 a Delaware limited partnership

     By:  PETROGLYPH ENERGY INC.,
          a Kansas corporation,
          as General Partner


     By:  Robert G. Murdock
          President


JOINT ENERGY DEVELOPMENT INVESTMENTS
LIMITED PARTNERSHIP,
 a Delaware limited partnership

     By:  ENRON CAPITAL CORP.,
          a Delaware corporation,
          as General Partner


     By:  Clifford Hickey
         Vice President





































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                            EXHIBIT A


     (Purchase and Sale Agreement dated as of July 1, 1995, between Inland and PGP)


























































                                11
                             CONSENT

(Attached to and made a part of that certain Assignment and Assumption Agreement, First Amendment to Loan Agreement and Confirmation of Documents (the "Agreement"))

     All capitalized terms used in this Consent that are not otherwise defined herein shall have the meanings set forth for such terms in the Agreement. Enron Capital & Trade Resources Corp. hereby joins in the foregoing Agreement for the sole purpose of consenting to the assignment made pursuant to paragraph 6(b) of the Agreement by Inland and assumption by PGP of the Inland/ERMS Hedge, all as more fully set forth in the Agreement.


ENRON CAPITAL & TRADE RESOURCES CORP.,
 a Delaware corporation


By:   Clifford Hickey,
     Vice President









































                                12